UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Tessera Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2014 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect ten (10) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Tudor Brown	43,979,689	2,545,370	209,793	2,973,792

John Chenault	46,468,806	56,048	209,998	2,973,792

George Cwynar	46,341,313	183,541	209,998	2,973,792

Peter A. Feld	44,984,058	1,540,996	209,798	2,973,792

Richard S. Hill	44,485,281	2,039,573	209,998	2,973,792

Thomas Lacey	44,981,295	1,543,859	209,698	2,973,792

George A. Riedel	45,092,431	1,432,323	210,098	2,973,792

Christopher A. Seams	46,469,615	55,139	210,098	2,973,792

Donald E. Stout	46,065,077	459,777	209,998	2,973,792

Timothy J. Stultz	44,970,831	1,554,023	209,998	2,973,792

Proposal 2

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
40,405,059	5,784,462	545,331	2,973,792

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
48,540,505	992,890	175,249	—

Proposal 4

To approve the amendment to the Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,403,093	39,851	291,908	2,973,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Executive Vice President and Chief Financial Officer